UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2010

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 26, 2010, Neiman Marcus Inc. and The Neiman Marcus Group announced that effective October 6, 2010, Karen W. Katz would become the President and Chief Executive Officer of Neiman Marcus Inc. and The Neiman Marcus Group. On April 30, 2010, Karen W. Katz informed Pier 1 Imports, Inc. (the “Company”) that given her new role and responsibilities at Neiman Marcus she would not stand for re-election as a director of the Company at the annual meeting of shareholders to be held on June 29, 2010. Ms. Katz will serve the remainder of her term as director through the Company’s annual meeting of shareholders. The Company acknowledges Ms. Katz’s service as a director of the Company for nine years and her dedicated contributions during that time.

The number of directors comprising the Board of Directors of the Company, as established by the Board of Directors pursuant to the bylaws of the Company, is six.

In conjunction with Ms. Katz’s announcement, the Company’s Board of Directors set the number of directors at five for election at the Company’s annual meeting of shareholders to be held on June 29, 2010, and that the size of the whole Board will thereafter consist of five directors, subject to change by the Board of Directors pursuant to the authority delegated to the Board of Directors by the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	May 5, 2010	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary